Exhibit No. 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-18803) of NCR Corporation of our report dated June 27, 2012 relating to the financial statements of the NCR Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Dayton, Ohio
June 27, 2012